Exhibit 99.01
Cadence Reports Third Quarter 2016 Financial Results
SAN JOSE, Calif. — October 24, 2016 — Cadence Design Systems, Inc. (NASDAQ: CDNS) today announced results for the third quarter 2016.
Cadence reported third quarter 2016 revenue of $446 million, compared to revenue of $434 million reported for the same period in 2015. On a GAAP basis, Cadence recognized net income of $65 million, or $0.23 per share on a diluted basis, in the third quarter of 2016, compared to net income of $78 million, or $0.25 per share on a diluted basis, for the same period in 2015.
Using the non-GAAP measure defined below, net income in the third quarter of 2016 was $85 million, or $0.30 per share on a diluted basis, as compared to net income of $89 million, or $0.28 per share on a diluted basis, for the same period in 2015.
“We continued to make progress on our System Design Enablement strategy in the third quarter, which resulted in solid financial results,” said Lip-Bu Tan, president and chief executive officer. “Our digital and signoff solutions maintained their momentum with market-shaping customers; five new systems customers, including a major aerospace company, adopted our Palladium® Z1 emulation platform; and we increased our expansion into automotive functional safety verification.”
“Our results for the third quarter reflect our relentless focus on innovation and execution,” said Geoff Ribar, senior vice president and chief financial officer. “We believe that we are well-positioned for the rest of the year as we continue to execute on our strategic priorities and return capital to shareholders. In the third quarter, we repurchased 9.6 million shares of stock, and we have now repurchased 42.5 million shares for $960 million under the current $1.2 billion program, representing approximately 15 percent of shares outstanding as of July 4, 2015.”
CFO Commentary
Commentary on the third quarter 2016 financial results by Geoff Ribar, senior vice president and chief financial officer, is available at www.cadence.com/cadence/investor_relations.
Business Outlook
For the fourth quarter of 2016, the company expects total revenue in the range of $463 million to $473 million. Fourth quarter GAAP net income per diluted share is expected to be in the range of $0.18 to $0.20. Net income per diluted share using the non-GAAP measure defined below is expected to be in the range of $0.32 to $0.34.
For 2016, the company expects total revenue in the range of $1.810 billion to $1.820 billion. On a GAAP basis, net income per diluted share for 2016 is expected to be in the range of $0.74 to $0.76. Using the non-GAAP measure defined below, net income per diluted share for 2016 is expected to be in the range of $1.19 to $1.21.

A schedule showing a reconciliation of the business outlook from GAAP net income and diluted net income per share to non-GAAP net income and diluted net income per share is included in this release.
Audio Webcast Scheduled

Lip-Bu Tan, president and chief executive officer, and Geoff Ribar, senior vice president and chief financial officer, will host a third quarter 2016 financial results audio webcast today, October 24, 2016, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting October 24, 2016 at 5 p.m. (Pacific) and ending December 16, 2016 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/cadence/investor_relations.

About Cadence
Cadence enables global electronic design innovation and plays an essential role in the creation of today’s integrated circuits and electronics. Customers use Cadence® software, hardware, IP, and services to design and verify advanced semiconductors, consumer electronics, networking and telecommunications equipment, and computer systems. The company is headquartered in San Jose, California, with sales offices, design centers, and research facilities around the world to serve the global electronics industry. More information about the company and its products and services is available at www.cadence.com.
Cadence, the Cadence logo and Palladium are trademarks or registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
The statements contained above regarding Cadence’s third quarter 2016 financial results, as well as the information in the Business Outlook section, are or include forward-looking statements based on current expectations or beliefs and preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the electronic design automation product and the commercial electronic design and methodology services industries; (ii) the success of Cadence’s efforts to improve operational efficiency and growth; (iii) the mix of products and services sold and the timing of significant orders for Cadence’s products; (iv) change in customer demands, including those resulting from consolidation among Cadence’s customers and the possibility that the restructurings and other efforts to improve operational efficiency of Cadence’s customers could result in delays in purchases of Cadence’s products and services; (v) economic and industry conditions in regions in which Cadence does business; (vi) fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; (vii) capital expenditure requirements, legislative or regulatory requirements, interest rates and Cadence’s ability to access capital and debt markets; (viii) the acquisition of other companies or technologies or the failure to successfully integrate and operate these companies or technologies Cadence acquires, including the potential inability to retain customers, key employees or vendors; (ix) the effects of Cadence’s efforts to improve operational efficiency in its business, including strategic, customer and supplier relationships, and its ability to retain key employees; (x) events that affect the reserves or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes, litigation or other matters; and (xi) the effects of any litigation or other proceedings to which Cadence is or may become a party.
For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the U.S. Securities and Exchange Commission, which include Cadence’s most recent reports on Form 10-K and Form 10-Q, including Cadence’s future filings.

GAAP to Non-GAAP Reconciliation

Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles, or GAAP. Investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results. Investors are also encouraged to look at the GAAP results as the best measure of financial performance.

To supplement Cadence’s financial results presented on a GAAP basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP. Non-GAAP net income is calculated by Cadence management by taking GAAP net income and excluding, as applicable, amortization of intangible assets and debt discount related to convertible notes, stock-based compensation expense, acquisition and integration-related costs including retention expenses, special charges, investment gains or losses, income or expenses related to Cadence’s non-qualified deferred compensation plan, restructuring and other significant items not directly related to Cadence’s core business operations, and the income tax effect of non-GAAP pre-tax adjustments.

Cadence’s management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of the company’s core business operations and therefore provides supplemental information to Cadence’s management and investors regarding the performance of the business operations, facilitates comparisons to the historical operating results and allows the review of Cadence’s business from the same perspective as Cadence’s management, including forecasting and budgeting.
The following tables reconcile the specific items excluded from GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Net Income Reconciliation	Three Months Ended
	October 1, 2016	October 3, 2015
	(unaudited)
(in thousands)
Net income on a GAAP basis	$64,712	$77,624
Amortization of acquired intangibles	14,482	15,794
Stock-based compensation expense	29,998	24,117
Non-qualified deferred compensation expenses (credits)	921	(1,508)
Restructuring and other charges	101	303
Acquisition and integration-related costs	1,841	948
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(806)	174
Income tax effect of non-GAAP adjustments	(26,424)	(28,601)
Net income on a non-GAAP basis	$84,825	$88,851

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income per Share Reconciliation	Three Months Ended
	October 1, 2016	October 3, 2015
	(unaudited)
(in thousands, except per share data)
Diluted net income per share on a GAAP basis	$0.23	$0.25
Amortization of acquired intangibles	0.05	0.05
Stock-based compensation expense	0.10	0.08
Non-qualified deferred compensation expenses (credits)	—	(0.01)
Restructuring and other charges	—	—
Acquisition and integration-related costs	0.01	—
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	—
Income tax effect of non-GAAP adjustments	(0.09)	(0.09)
Diluted net income per share on a non-GAAP basis	$0.30	$0.28
Shares used in calculation of diluted net income per share — GAAP**	287,473	313,186
Shares used in calculation of diluted net income per share — non-GAAP**	287,473	313,186

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

**
Shares used in the calculation of GAAP net income per share are expected to be the same as shares used in the calculation of non-GAAP net income per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its website.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning December 16, 2016, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute the company’s current expectations. During the Quiet Period, the business outlook in these documents should be considered historical, speaking as of prior to the Quiet Period only and not subject to any update by the company. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until the day when Cadence’s fourth quarter and fiscal year 2016 earnings release is published, which is currently scheduled for February 1, 2017.

For more information, please contact:
Investors and Shareholders
Alan Lindstrom
Cadence Design Systems, Inc.
408-944-7100
investor_relations@cadence.com
Media and Industry Analysts
Craig Cochran
Cadence Design Systems, Inc.
408-944-7039
newsroom@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
October 1, 2016 and January 2, 2016
(In thousands)
(Unaudited)

	October 1, 2016	January 2, 2016
Current assets:
Cash and cash equivalents	$524,333	$616,686
Short-term investments	8,503	94,498
Receivables, net	152,025	164,848
Inventories	64,476	56,762
Prepaid expenses and other	42,953	31,441
Total current assets	792,290	964,235
Property, plant and equipment, net of accumulated depreciation of $613,314 and $581,345, respectively	240,590	228,599
Goodwill	573,890	551,772
Acquired intangibles, net of accumulated amortization of $253,562 and $216,589, respectively	273,381	296,482
Long-term receivables	14,961	4,498
Other assets	298,975	299,929
Total assets	$2,194,087	$2,345,515
Current liabilities:
Revolving credit facility	$50,000	$—
Accounts payable and accrued liabilities	192,948	238,022
Current portion of deferred revenue	288,373	298,285
Total current liabilities	531,321	536,307
Long-term liabilities:
Long-term portion of deferred revenue	36,338	30,209
Long-term debt	643,277	343,288
Other long-term liabilities	56,355	59,596
Total long-term liabilities	735,970	433,093
Stockholders’ equity	926,796	1,376,115
Total liabilities and stockholders’ equity	$2,194,087	$2,345,515

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Three and Nine Months Ended October 1, 2016 and October 3, 2015
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 1, 2016	October 3, 2015	October 1, 2016	October 3, 2015
Revenue:
Product and maintenance	$415,370	$396,867	$1,247,077	$1,165,455
Services	30,850	36,896	100,026	95,557
Total revenue	446,220	433,763	1,347,103	1,261,012
Costs and expenses:
Cost of product and maintenance	38,740	41,206	125,881	114,980
Cost of services	17,867	24,005	54,563	62,571
Marketing and sales	96,793	101,950	297,103	298,880
Research and development	191,547	154,627	553,824	475,597
General and administrative	30,441	28,084	95,129	83,193
Amortization of acquired intangibles	3,889	5,687	14,206	18,037
Restructuring and other charges	101	303	14,613	4,164
Total costs and expenses	379,378	355,862	1,155,319	1,057,422
Income from operations	66,842	77,901	191,784	203,590
Interest expense	(6,053)	(4,177)	(17,306)	(24,111)
Other income, net	2,836	1,839	10,441	7,967
Income before provision (benefit) for income taxes	63,625	75,563	184,919	187,446
Provision (benefit) for income taxes	(1,087)	(2,061)	20,310	15,403
Net income	$64,712	$77,624	$164,609	$172,043
Net income per share - basic	$0.23	$0.27	$0.57	$0.60
Net income per share - diluted	$0.23	$0.25	$0.56	$0.55
Weighted average common shares outstanding - basic	280,622	284,818	288,476	284,880
Weighted average common shares outstanding - diluted	287,473	313,186	295,369	312,899

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Nine Months Ended October 1, 2016 and October 3, 2015
(In thousands)
(Unaudited)

	Nine Months Ended
	October 1, 2016	October 3, 2015
Cash and cash equivalents at beginning of period	$616,686	$932,161
Cash flows from operating activities:
Net income	164,609	172,043
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	89,726	88,006
Amortization of debt discount and fees	792	9,185
Stock-based compensation	79,986	67,681
Gain on investments, net	(4,070)	(1,434)
Gain on sale of property, plant and equipment	(482)	—
Deferred income taxes	8,657	1,713
Other non-cash items	1,869	(69)
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	2,873	(10,100)
Inventories	(16,339)	(1,861)
Prepaid expenses and other	(12,135)	(12,451)
Other assets	(3,822)	300
Accounts payable and accrued liabilities	(46,585)	(28,154)
Deferred revenue	(10,823)	(9,207)
Other long-term liabilities	(6,239)	(20,303)
Net cash provided by operating activities	248,017	255,349
Cash flows from investing activities:
Purchases of available-for-sale securities	(20,525)	(81,300)
Proceeds from the sale of available-for-sale securities	55,418	50,806
Proceeds from the maturity of available-for-sale securities	52,362	25,550
Proceeds from the sale of long-term investments	2,913	4,510
Proceeds from the sale of property, plant and equipment	482	—
Purchases of property, plant and equipment	(42,452)	(34,093)
Cash paid in business combinations and asset acquisitions, net of cash acquired	(41,627)	—
Net cash provided by (used for) investing activities	6,571	(34,527)
Cash flows from financing activities:
Proceeds from term loan	300,000	—
Proceeds from revolving credit facility	50,000	—
Payment of debt issuance costs	(622)	—
Payment of convertible notes	—	(349,999)
Payment of convertible notes embedded conversion derivative liability	—	(530,643)
Proceeds from convertible notes hedges	—	530,643
Excess tax benefits from stock-based compensation	—	16,940
Proceeds from issuance of common stock	50,293	59,448
Stock received for payment of employee taxes on vesting of restricted stock	(35,532)	(31,795)
Payments for repurchases of common stock	(720,196)	(213,135)
Net cash used for financing activities	(356,057)	(518,541)
Effect of exchange rate changes on cash and cash equivalents	9,116	(18,351)
Decrease in cash and cash equivalents	(92,353)	(316,070)
Cash and cash equivalents at end of period	$524,333	$616,091

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2015					2016
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3
Americas	47%	48%	48%	48%	47%	49%	47%	46%
Asia	24%	23%	25%	25%	24%	22%	24%	27%
Europe, Middle East and Africa	19%	20%	18%	17%	19%	19%	20%	19%
Japan	10%	9%	9%	10%	10%	10%	9%	8%
Total	100%	100%	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Group (% of Total Revenue)

	2015					2016
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3
Functional Verification, including Emulation and Prototyping Hardware	23%	21%	23%	25%	23%	26%	27%	24%
Digital IC Design and Signoff	28%	29%	28%	28%	28%	30%	27%	28%
Custom IC Design	27%	27%	26%	25%	26%	25%	26%	27%
System Interconnect and Analysis	11%	11%	10%	10%	11%	9%	10%	10%
IP	11%	12%	13%	12%	12%	10%	10%	11%
Total	100%	100%	100%	100%	100%	100%	100%	100%

Cadence Design Systems, Inc.
As of October 24, 2016
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
(Unaudited)

	Three Months Ending December 31, 2016	Year Ending December 31, 2016
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.18 to $0.20	$0.74 to $0.76
Amortization of acquired intangibles	0.05	0.21
Stock-based compensation expense	0.11	0.37
Non-qualified deferred compensation expenses	—	—
Restructuring and other charges*	0.04	0.09
Acquisition and integration-related costs	—	0.04
Other income or expense related to investments and non-qualified deferred compensation plan assets**	—	(0.01)
Income tax effect of non-GAAP adjustments	(0.06)	(0.25)
Diluted net income per share on a non-GAAP basis†	$0.32 to $0.34	$1.19 to $1.21

Cadence Design Systems, Inc.
As of October 24, 2016
Impact of Non-GAAP Adjustments on Forward Looking Net Income
(Unaudited)

	Three Months Ending December 31, 2016	Year Ending December 31, 2016
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$50 to $56	$214 to $220
Amortization of acquired intangibles	14	60
Stock-based compensation expense	29	109
Non-qualified deferred compensation expenses	—	1
Restructuring and other charges*	12	27
Acquisition and integration-related costs	1	11
Other income or expense related to investments and non-qualified deferred compensation plan assets**	—	(4)
Income tax effect of non-GAAP adjustments	(17)	(73)
Net income on a non-GAAP basis†	$89 to $95	$345 to $351

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

*	Includes expected costs related to a voluntary retirement program being offered in the fourth quarter of 2016.

**
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.